Exhibit 10.35

SHAREHOLDER AGREEMENT

by and among

TALEND S.A.

AND

THE OTHER PARTIES NAMED HEREIN

Dated as of June 24, 2016

i

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of June 24, 2016, by and among (i) Talend S.A., a société anonyme organized under the laws of France (the “Company”), (ii) Balderton Capital IV, L2 S.à.r.l., a private limited company incorporated under the laws of the Grand Duchy of Luxembourg (“Balderton”), (iii) ETI 2020, a French Fonds Professionnel de Capital Investissement organized under the laws of France, represented by its managing company (société de gestion), Bpifrance Investissement (“Bpifrance”), (iv) FCPR Galileo III, a French Fonds Commun de Placement à Risques organized under the laws of France, represented by its managing company (société de gestion), Galileo Partners (“Galileo”), (v) FCPI Allianz Innovation 6, FCPI Allianz Innovation 7, FCPI Idinvest Croissance 2005, FCPI Poste Innovation 8, FCPI Capital Croissance, FCPI Objectif Innovation Patrimoine, FCPI La Banque Postale Innovation 5, FCPI Allianz Innovation 10, FCPI Objectif Innovation 2, FCPI Allianz Eco Innovation, FCPI Objectif Innovation 3, FCPI Allianz Eco Innovation 2, FCPI Objectif Innovation 4 and FCPI Idinvest Flexible 2016, each, a French Fonds Commun de Placement dans l’Innovation organized under the laws of France, represented by their managing company (société de gestion), Idinvest Partners (collectively, “Idinvest”) and (iv) Toro Acquisition S.à.r.l., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg (“Silver Lake”).

RECITALS

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Certain Definitions.  As used in this Agreement, the following definitions shall apply:

“ADSs” means American depositary shares of the Company, each of which represents one (1) Ordinary Share.

“Aggregate Balderton Ownership” means the total number of Company Securities owned, in the aggregate and without duplication, by the Balderton Parties.

“Aggregate Bpifrance Ownership” means the total number of Company Securities owned, in the aggregate and without duplication, by the Bpifrance Parties.

“Aggregate Idinvest Ownership” means the total number of Company Securities owned, in the aggregate and without duplication, by the Idinvest Parties.

“Aggregate SL Ownership” means the total number of Company Securities owned, in the aggregate and without duplication, by the SL Parties.

“Balderton Parties” means Balderton and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Balderton Capital (UK) LLP or any Person that controls, is controlled by or is under common control with, Balderton Capital (UK) LLP, in each case so long as any such Balderton Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Balderton Capital (UK) LLP and (ii) owns Company Securities.

“Board” means the board of directors of the Company.

“Bpifrance Parties” means Bpifrance and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Bpifrance Investissement or any Person that controls, is controlled by or is under common control with, Bpifrance Investissement, in each case so long as any such Bpifrance Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Bpifrance Investissement and (ii) owns Company Securities.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Paris, France or New York City, New York are authorized or required by law to close.

“Change in Control” means any transaction or series of related transactions (whether by merger, consolidation, recapitalization, liquidation or sale or transfer of Company Securities (or securities then convertible into, or exercisable or exchangeable for, Company Securities) or assets (including Equity Securities of the Company’s Subsidiaries) or otherwise) as a result of which any Person or group, within the meaning of Section 13(d)(3) of the Exchange Act (other than the Major Shareholders and their respective affiliates, any group of which the foregoing are members and any other members of such a group), obtains ownership, directly or indirectly, of (i) Company Securities (or securities then convertible into, or exercisable or exchangeable for, Company Securities) that represent more than 50% of the total voting power of the outstanding share capital of the Company or applicable successor entity or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Company By-laws” means the Amended and Restated Bylaws of the Company, as in effect on the date hereof.

“Company Securities” means the outstanding Ordinary Shares and any Equity Securities representing the Ordinary Shares (including, for the avoidance of doubt, the ADSs).

“Director” means any of the individuals elected or appointed to serve on the Board.

“Eligible Holders” means the Major Shareholders and the holders of Other Securities.

“Eligible Securities” means the Registrable Securities and the Other Securities.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of share capital, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its Subsidiaries, or any rights to securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its Subsidiaries, or obligation on part of such Person or any of its Subsidiaries to issue, any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Form 8-A Effective Time” means the date and time on which the registration statement on Form 8-A filed by the Company under the Exchange Act with the SEC to register the class of Ordinary Shares and ADSs becomes effective (which will occur after the Board determines to price the IPO), as determined by the Company.

“Galileo Parties” means Galileo and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Galileo Partners or any Person that controls, is controlled by or is under common control with, Galileo Partners, in each case so long as any such Galileo Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Galileo Partners and (ii) owns Company Securities.

“Idinvest Parties” means Idinvest and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Idinvest Partners or any Person that controls, is controlled by or is under common control with, Idinvest Partners, in each case so long as any such Idinvest Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Idinvest Partners and (ii) owns Company Securities.

“IPO” means the first Underwritten Offering for cash pursuant to an effective registration statement (other than on Form F-4 or Form S-8 (each, as hereinafter defined)).

“IPO Date” means the date on which the IPO is consummated.

“Major Shareholders” means the (i) Balderton Parties, Bpifrance Parties, Galileo Parties, Idinvest Parties or SL Parties and (ii) any third party to whom such Person has duly and validly assigned its rights under this Agreement in accordance with Section 2.3 and Section 4.1 (collectively, the “Major Shareholder Group”); provided that a Person shall cease to be a Major Shareholder at the time such Person ceases to hold Registrable Securities.

“Major Shareholders’ Counsel” means the counsel selected to represent the Major Shareholders in any registration and/or offering pursuant to this Agreement by (i) the Requesting Equity Holders in the case of a Demand Registration and any offering effected pursuant to Section 3.1(c), (ii) the Initiating Equity Holders in the case of a Takedown Demand or (iii) the Majority Shareholders holding a majority of Registrable Securities being registered and/or sold (as applicable) in any other registration and/or offering, provided that the other Major Shareholders participating in any registration and/or offering may select a separate counsel to represent them in connection with such registration and/or offering.

“Marketed Underwritten Takedown Offering” means an Underwritten Takedown Offering involving a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 consecutive hours.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Securities, whether at any general or special meeting, (ii) causing the adoption of shareholders resolutions and amendments to organizational documents of the Company, (iii) causing members of the Board (to the extent such members were elected, nominated or designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating Parties” means each of the Major Shareholders, other than Galileo.

“Other Securities” means, at any time, those Company Securities which do not constitute (i) Company Securities proposed to be included in a registration by the Company on its own behalf or (ii) Registrable Securities, and as to which the Company has a contractual obligation, approved by the Board, to include such securities in a registration statement under the Securities Act pursuant to the provisions of this Agreement applicable to Other Securities.

“Ordinary Shares” means ordinary shares, nominal value €0.08 per share, of the Company (or any successor of the Company by combination of shares, recapitalization, merger, consolidation or other reorganization) and any shares into which any such ordinary shares shall have been changed or any shares resulting from any reclassification of any such ordinary shares.

“Overnight Underwritten Takedown Offering” means an Underwritten Takedown Offering other than a Marketed Underwritten Takedown Offering.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Registrable Securities” means any and all Company Securities now owned by the Major Shareholders; provided, however, that Registrable Securities shall not include any Company Securities which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or, with respect to registration rights under this Agreement, which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Shelf Participant” means any Eligible Holder listed as a potential selling securityholder on a Form F-3 in connection with a Shelf Registration or any Eligible Holder that could be added to such Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“SL Parties” means Silver Lake and any investment fund or related alternative investment vehicle managed, sponsored, controlled or advised by Silver Lake or any Person that controls, is controlled by or is under common control with, Silver Lake, in each case so long as any such SL Party (i) is managed, sponsored, controlled or advised by an investment fund affiliated with Silver Lake and (ii) owns Company Securities.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, manager or general partner of such partnership, limited liability company, association or other business entity.

“Stock Exchange” means the NASDAQ Stock Market or other national securities exchange or interdealer quotation system on which the ADSs are at any time listed or quoted.

“Underwritten Offering” means an offering of Company Securities in which such securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Takedown Offering” means an Underwritten Offering pursuant to a Takedown Demand.

Section 1.2                                    Interpretive Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References in this Agreement to a number or percentage of Equity Securities shall take into account and give effect to any split, combination, dividend or recapitalization of such Equity Securities.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1                                    Board of Directors.

(a)                                 Composition; Company Recommendation.  The rights of the Nominating Parties to nominate Directors shall be as follows:

(i)                           So long as (A) the Aggregate Balderton Ownership continues to be at least 7.5% of the Company Securities and (B) the Balderton Parties have not sold more than 50% of the Registrable Securities held by the Balderton Parties as of the IPO Date, the Balderton Parties shall be entitled to nominate one Director.  Each Director so nominated may be referred to as a “Balderton Director”.

(ii)                        So long as (A) the Aggregate Bpifrance Ownership continues to be at least 5.0% of the Company Securities and (B) the Bpifrance Parties have not sold more than 50% of the Registrable Securities held by the Bpifrance Parties as of the IPO Date, the Bpifrance Parties shall be entitled to nominate one Director.  Each Director so nominated may be referred to as a “Bpifrance Director”.

(iii)                     So long as (A) the Aggregate Idinvest Ownership continues to be at least 7.5% of the Company Securities and (B) the Idinvest Parties have not sold more than 50% of the Registrable Securities held by the Idinvest Parties as of the IPO Date, the Idinvest Parties shall be entitled to nominate one Director.  Each Director so nominated may be referred to as an “Idinvest Director”.

(iv)                    So long as (A) the Aggregate SL Ownership continues to be at least 7.5% of the Company Securities and (B) the SL Parties have not sold more than 50% of the Registrable Securities held by the SL Parties as of the IPO Date, the SL Parties shall be entitled to nominate one Director.  Each Director so nominated may be referred to as an “SL Director”.

(v)                       Each Nominating Party hereby agrees to use commercially reasonable efforts to cause their respective Directors (A)  to vote to include the nominees of the Nominating Parties nominated pursuant to this Section 2.1(a) as the nominees to the Board on each slate of nominees included in the Company’s annual general shareholders’ meeting agenda (or proxy statement or similar document), (B) to vote to recommend the election of such nominees to the shareholders of the Company and (C) without limiting the foregoing, to otherwise vote to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director.

(b)                                 Nominations.

(i)                           The initial Balderton Director nominee is Bernard Liautaud (whose initial term shall expire in 2018).  The initial Bpifrance Director nominee is Thierry Sommelet (whose initial term shall expire in 2019).  The initial Idinvest Director nominee is Matthieu Baret (whose initial term shall expire in 2019).  The initial SL Director nominee is John D. Brennan (whose initial term shall expire in 2019).

(ii)                        With respect to any Director to be nominated by the Nominating Parties other than the initial Directors listed in Section 2.1(b)(i) above or the then-serving Balderton Director, Bpifrance Director, Idinvest Director or SL Director, a Nominating Party shall nominate its Director by delivering to the Company its written statement at least 60 days prior to the one-year anniversary of the preceding annual general shareholders’ meeting nominating its Director and setting forth such Director’s business address, telephone number, facsimile number and e-mail address; provided, that if a Nominating Party shall fail to deliver such written notice, such Nominating Party shall be deemed to have nominated the Director previously nominated (or designated pursuant to this Section 2.1(b)) by such Nominating Party who is currently serving on the Board.  Pursuant to the Company By-laws, any Director nominee elected to the Board will be elected for a three-year term.

(c)                                  Removal.

(i)                           Directors shall serve until their resignation or removal or until their successors are nominated; provided, that if a Nominating Party is no longer entitled to nominate a Director pursuant to Section 2.1(a), then such Nominating Party shall, to the extent requested by the Company, promptly use commercially reasonable efforts to cause such Nominating Party’s Director to resign from service on the Board (and all committees thereof) or any board or other similar governing body of any Subsidiary of the Company (and all committees thereof).  Each Nominating Party shall cause any Director nominated by it to resign from service on any committee of the Board, if at any time, as a result of such Director’s service on such committee, such committee does not satisfy any applicable requirements of applicable law or the Stock Exchange rules for service on such committee.

(ii)                        If (A) a Nominating Party is no longer entitled to nominate a Director pursuant to Section 2.1(a), (B) such Nominating Party’s Director has been included in the slate of nominees included in the Company’s annual general shareholders’ meeting agenda (or proxy statement or similar document) for an annual general shareholders’ meeting that has not yet been held, and (C) the Company has requested pursuant to Section 2.1(c)(i) that such Director resign from the Board, then the Company and such Nominating Party will use commercially reasonable efforts to remove such Director as a nominee at the annual general shareholders’ meeting (or any postponement, adjournment or other delay thereof).

(d)                                 Vacancies.

(i)                           If any Director previously nominated by a Nominating Party dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office (other than pursuant to the proviso to the first sentence of Section 2.1(c)), then the Nominating Party whose previously nominated Director shall have been removed or shall have resigned shall promptly nominate a successor to such Director, in accordance with this Section 2.1; provided, that if such Nominating Party fails to nominate a Director to fill such vacant Director position within a reasonable period of time (for the avoidance of doubt, not to exceed 30 days), then such Nominating Party’s right to nominate any Director pursuant to this Agreement shall terminate automatically; provided, further, that if none of the Nominating Parties are entitled to fill such vacant Director position, such vacant Director position shall be filled by the Board, upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating Committee”), and subject to the approval by the Company’s shareholders at the next shareholders’ meeting, in accordance with the Company By-laws.

(ii)                        If the shareholders of the Company vote to increase the size of the Board, the vacant Director position(s) created as a result of such newly created directorship(s) shall be filled by the Board, upon the recommendation of the Nominating Committee, in accordance with the Company By-laws.

(iii)                     Any other vacant Director position(s) shall be filled by the Board, or the Board shall nominate a replacement Director, in each case, upon the recommendation of the Nominating Committee, in accordance with the Company By-laws.

Section 2.2                                    Voting Agreement.

(a)                                 Each Major Shareholder agrees, at any time it is then entitled to vote for the election of Directors to the Board, to take all Necessary Action, including casting all votes to which such Major Shareholder is entitled in respect of its Company Securities, whether at any general or special meeting, so as to ensure that the composition of the Board complies with (and includes all of the requisite nominees in accordance with) this Article II and to otherwise effect the intent of this Article II.

(b)                                 Each Major Shareholder then entitled to vote for the election of any successor as a Director agrees to take all Necessary Action, including casting all votes to which such Major Shareholder is entitled in respect of its Company Securities whether at any general or special meeting, so as to ensure that any such successor determined in accordance with Section 2.1(d) is elected to the Board as promptly as practicable.

(c)                                  Each Major Shareholder agrees that if, at any time, it is then entitled to vote for the removal of Directors, it will not vote any of its Company Securities in favor of the removal of any Director who shall have been nominated in accordance with Section 2.1, unless (1) the Person or Persons entitled to nominate such Director shall have consented to such removal in writing or (2) the Person or Persons entitled to nominate any Director pursuant to Section 2.1 shall request in writing the removal, with or without cause, of such Director (in which case, each such Major Shareholder shall vote its Company Securities in favor of such removal).

(d)                                 Each Major Shareholder agrees not to grant, or enter into a binding agreement with respect to, any proxy to any Person in respect of its Company Securities that would prohibit such Major Shareholder from casting votes in respect of such Company Securities in accordance with this Section 2.2.

Section 2.3                                    Major Shareholder Transfer.  In the event that any Major Shareholder transfers, directly or indirectly, any Company Securities (or securities then convertible into, or exercisable or exchangeable for, Company Securities) to any Person that is not already a party to this Agreement and who is or becomes a Major Shareholder, such transferring party shall, as a condition to any such transfer, require such transferee to enter into a Joinder Agreement in the form attached hereto as Annex A to become party to this Agreement and be deemed to be a “Major Shareholder” and either a Balderton Party (if the transferring Major Shareholder is a Balderton Party), a Bpifrance Party (if the transferring Major Shareholder is a Bpifrance Party), a Galileo Party (if the transferring Major Shareholder is a Galileo Party), an Idinvest Party (if the transferring Major Shareholder is an Idinvest Party), or an SL Party (if the transferring Major Shareholder is an SL Party) for all purposes herein; provided, that for the avoidance of doubt, the rights of the Nominating Parties to nominate Directors under Section 2.1(a) are specific to Balderton, Bpifrance, Idinvest and Silver Lake and shall not be transferrable.

Section 2.4                                    Applicable Law and Stock Exchange Requirements.  Notwithstanding anything in this Article II to the contrary, the Board will operate in such a way to permit the Company to comply with applicable law and maintain its listing on the Stock Exchange.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1                                    Demand Registration.

(a)                                 Request for Registration.  If the Company shall receive from any Major Shareholders holding Registrable Securities (the “Requesting Equity Holders”) a written request that the Company effect a registration with respect to all or a part of the Registrable Securities held by the Requesting Equity Holders (a “Demand Registration”), then the Company will:

(i)                           within ten (10) days after the date of such request, give written notice of the proposed registration to all Major Shareholders (other than the Requesting Equity Holders) and the holders of Other Securities; and

(ii)                        use its reasonable best efforts to, as soon as practicable, and in any event within ninety (90) days, in the case of any registration of securities conducted on a registration statement on Form F-1 or Form S-1 (as applicable) under the Securities Act (or any comparable or successor form or forms thereto) (any such form, a “Form F-1”), or within forty-five (45) days, in the case of a registration of securities conducted on a registration statement on Form F-3 or Form S-3 (as applicable) under the Securities Act (or any comparable or successor form or forms thereto) (any such form, a “Form F-3”), effect such registration (which shall, in the case of a secondary offering, be on Form F-3 if the Company is qualified for registration on Form F-3 at such time) (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request, together with all or such portion of (A) the other Registrable Securities joining in such request as are specified in a written request from any Major Shareholder received by the Company, (B) any Other Securities entitled to participate therein as are specified in a written request from the holders of such Other Securities received by the Company, and/or (C) any Company Securities proposed to be included in such registration by the Company on its own behalf by notice from the Company to the Requesting Equity Holders, in each case within twenty (20) days after written notice from the Company is given under Section 3(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3.1(a):

(1)                                 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(2)                                 with respect to any particular Requesting Equity Holder, if all the Registrable Shares proposed to be registered by such Requesting Equity Holder and its affiliates pursuant to this Section 3.1(a) could be sold without volume limitations or other restrictions on transfer pursuant to Rule 144 or Rule 145;

(3)                                 after the Company has initiated two (2) such registrations pursuant to this Section 3.1(a) in any twelve (12) month period; provided that beginning on the date that is twelve (12) months after the IPO Date, if the Company is ineligible to use Form F-3 to effect a registration in accordance with Section 3.1(b), the Company shall register the applicable securities on a replacement registration statement, which shall be on Form F-1; provided, further, that the Company shall not be required to initiate more than two (2) such registrations on a replacement registration statement on Form F-1 in any twelve (12) month period;

(4)                                 during the ninety (90) day period following the effective date of a Company-initiated registration (or ending on the subsequent date on which the Holdback Period (as hereinafter defined) applicable to the offering has terminated);

(5)                                 if the Company shall furnish to the Requesting Equity Holders a certificate signed by the Chief Executive Officer (or other authorized officer) of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its reasonable best efforts to comply with this Section 3.1(a), and its related obligations under Section 3.4, shall be deferred for a period not to exceed forty-five (45) days from the date of receipt of written request from the Requesting Equity Holders (provided that the Company shall only be permitted one (1) deferral pursuant to this Section 3.1(a)(ii)(5) or Section 3.1(b)(iv) in any twelve (12) month period) and each Eligible Holder shall keep confidential the fact that such a deferral is in effect, as well as the certificate referred to above and its contents, unless and until otherwise notified by the Company, except (A) for disclosure to such Eligible Holder’s employees, officers, directors, agents, legal counsel, accountants, auditors and other professional representatives and advisers who reasonably need to know such information solely for purposes of assisting the Eligible Holder with respect to its investment in Company Securities and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person (except to the extent that such other Person learned of such confidential information as a result of disclosure by the Eligible Holder in violation of this Agreement) that, to the knowledge of such Eligible Holder after inquiry, was not subject to a similar obligation or duty of confidentiality to the Company and its subsidiaries and (D) as required by law, rule or regulation (provided that the Eligible Holder gives prompt notice of such use in writing, to the extent permitted by law, rule or regulation, and reasonably cooperates with the Company should the Company, at the Company’s sole expense, desire to seek a protective order or other appropriate remedy to protect the confidentiality of such confidential information prior to disclosure); or

(6)                                 if the Requesting Equity Holders propose to register Registrable Securities in connection with an offering for expected gross proceeds of less than $30,000,000 in the aggregate.

Subject to the provisions of Section 3.1(c) below, the Company may, in its sole discretion, include Other Securities in the registration statement filed pursuant to the request of the Requesting Equity Holders pursuant to this Section 3.1(a).

(b)                                 Shelf Registration.

(i)                           At any time and from time to time when the Company is eligible to utilize Form F-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 (a “Shelf Registration”), any demand made pursuant to Section 3.1(a) may, at the option of the Requesting Equity Holders, be a demand for a Shelf Registration; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3.1(b):

(1)                                 in the circumstances described in any of Sections 3.1(a)(ii)(1), Sections 3.1(a)(ii)(2) or 3.1(a)(ii)(4);

(2)                                 after the Company has initiated three (3) such registrations pursuant to this Section 3.1(b) in any twelve (12) month period;

(3)                                 if the Requesting Equity Holders propose to register Registrable Securities in connection with an offering for expected gross proceeds of less than $25,000,000 in the aggregate; provided that this clause (3) shall not apply to a Shelf Registration covering an unspecified number of securities in accordance with Section 3.1(b)(iii).

(ii)                        For the avoidance of doubt, except as provided in Section 3.1(b)(i), the rights of Eligible Holders to receive notice of any Demand Registration and to include Eligible Securities in any such Demand Registration otherwise set forth in Section 3.1(a) hereof shall apply in connection with any such Shelf Registration; provided, that notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 3.1(b) shall not be counted as requests for registration or registrations effected pursuant to Section 3.1(a).

(iii)                     If at the time of such request the Company is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, (x) if the Company so elects, such Shelf Registration may also cover an unspecified number of securities to be sold by the Company, and (y) if the Requesting Equity Holders so elect, such Shelf Registration may cover an unspecified number of Company Securities to be sold by the Major Shareholders.

(iv)                    The Company may suspend the use of any effective Shelf Registration by written notice to the holders of Registrable Securities listed as potential selling securityholders therein under the circumstances, for the period and subject to the limitations set forth in Section 3.1(a)(ii)(5).

(c)                                  Underwriting.  In the case of any offering made in accordance with this Section 3.1, other than an offering made pursuant to a Takedown Demand:

(i)                           if the Requesting Equity Holders intend to distribute the Registrable Securities by means of an Underwritten Offering, they shall so advise the Company as a part of its request made pursuant to Section 3.1(a) and the managing underwriter for such Underwritten Offering shall be chosen by the holders of a majority in aggregate amount of the Registrable Securities being registered by members of the Major Shareholder Group, with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. If the holders of Other Securities request inclusion of such securities, the Major Shareholders agree that the Company may include such securities in the Underwritten Offering so long as such holders agree to be bound by the applicable provisions of this Article III. The Requesting Equity Holders and the Company shall (together with all other Eligible Holders proposing to distribute their Eligible Securities through such Underwritten Offering) enter into an underwriting agreement in customary form and reasonably acceptable to the Company with the underwriter or underwriters. Notwithstanding any other provision of this Article III, if the managing underwriter selected as provided in this Section 3.1(c) determines that marketing factors require a limitation on the number of securities to be underwritten in such Underwritten Offering, the managing underwriter may limit the number of securities proposed to be included in such registration and Underwritten Offering as follows:

(1)                                 first, the Company Securities proposed to be included in such registration by the Company on its own behalf shall be excluded from such registration to the extent so required by such limitation;

(2)                                 second, to the extent further limitation is required by the managing underwriter, the Other Securities shall be excluded from such registration to the extent so required by such limitation such that the number of securities to be included by such holders of Other Securities shall be determined on a pro rata basis based upon the aggregate number of Other Securities held by each such holder seeking registration; and

(3)                                 third, to the extent further limitation is required by the managing underwriter, the remaining Registrable Securities held by Major Shareholders shall be excluded from such registration to the extent so required by such limitation such that the number of Registrable Securities held by Major Shareholders to be included in the offering shall be determined on a pro rata basis based upon the aggregate number of Registrable Securities held by each Major Shareholder seeking registration.

(ii)                        No Company Securities proposed to be included in such registration by the Company on its own behalf, Other Securities or Registrable Securities excluded from the Underwritten Offering by reason of the underwriter’s marketing limitation shall be included in such Underwritten Offering, and any Eligible Holder who has requested inclusion in such Underwritten Offering as provided above (including the Requesting Equity Holders) may elect to withdraw therefrom at any time prior to the effectiveness of such registration statement by written notice to the Company, the managing underwriter and the Requesting Equity Holders; provided that, if the underwriters’ counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then no Eligible Holder shall have the right to withdraw unless the Requesting Equity Holders have elected to withdraw.

(d)                                 Shelf Takedowns.  At any time when a Shelf Registration statement is effective and its use has not been suspended by the Company pursuant to Section 3.1(b)(iv), upon the demand (a “Takedown Demand”) by any member of the Major Shareholder Group that is a Shelf Participant holding Registrable Securities at such time (the “Initiating Equity Holder”), the Company will facilitate in the manner described in this Agreement a “takedown” of securities off of such Shelf Registration; provided that (i) the Company shall not be obligated to effect more than two (2) Marketed Underwritten Takedown Offerings in any twelve (12) month period; (ii) the Company shall not be obligated to effect a Marketed Underwritten Takedown Offering unless the securities requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the ADSs at the time of the demand) of at least $25,000,000 (net of Registration Expenses); and (iii) the Company will provide (x) in connection with any Overnight Underwritten Takedown Offering at least two (2) Business Days notice to any Major Shareholder (other than the Initiating Equity Holder) that is a Shelf Participant, and (y) in connection with any Marketed Underwritten Takedown Offering, at least five (5) Business Days notice to any Eligible Holder

(other than the Initiating Equity Holder) that is a Shelf Participant entitled to participate therein. If any Shelf Participants entitled to receive a notice pursuant to clause (iii) of the preceding sentence request inclusion of their Eligible Securities (by notice to the Company, which notice must be received by the Company no later than (A) in the case of an Overnight Underwritten Takedown Offering, the Business Day following the date notice is given to such participant or (B) in the case of a Marketed Underwritten Takedown Offering, three (3) calendar days following the date notice is given to such participant) the Company shall include such securities in the Underwritten Takedown Offering so long as such participants agree to be bound by the applicable provisions of this Section 3.1; provided that (1) the Initiating Equity Holder shall maintain the right to select the managing underwriter for such offering (with the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned) and (2) if such managing underwriter determines that marketing factors require a limitation on the number of securities to be underwritten, the managing underwriter may limit the number of securities proposed to be included in such offering such that the number of Eligible Securities to be included shall be determined in the manner set forth in Section 3.1(c).  The Shelf Participants participating in such offering and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters of such offering.  Any Shelf Participant who has requested inclusion in such Underwritten Takedown Offering as provided above (including the Initiating Equity Holder) may elect to withdraw therefrom at any time prior to the consummation of the takedown by written notice to the Company, the managing underwriter and the Initiating Equity Holder; provided that, if the underwriters’ counsel reasonably determines that such withdrawal would require a recirculation of the prospectus, then no Eligible Holder shall have the right to withdraw unless the Initiating Equity Holder has elected to withdraw.

(e)                                  Effective Registration Statement.  Should a Takedown Demand not be consummated due to the failure of the Initiating Equity Holder to perform its obligations under this Agreement, or in the event the Initiating Equity Holder withdraws or does not pursue the offering contemplated by the Shelf Takedown request as provided for in Section 3.1(d) above, then such Takedown Demand shall be deemed to have been effected for purposes of clause (i) of Section 3.1(d) unless such offering does not proceed because (x) a material adverse change occurred in the condition (financial or otherwise), business, assets, properties, operations or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Takedown Demand referred to in Section 3.1(d) above, (y) use of the Shelf Registration was subsequently suspended by the Company as provided in Section 3.1(b)(iv), or (z) the Shelf Registration statement did not remain continuously effective until all the Registrable Securities subject to such Takedown Demand were sold because (i) the Company was not in compliance in all material respects with its obligations under this Agreement, or (ii) the Shelf Registration was interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, in which event such Takedown Demand shall not be deemed to have been effected for purposes of clause (i) of Section 3.1(d).

Section 3.2                                    Company Registration.

(a)                                 Company Registration.  If the Company shall determine to register any Company Securities on its own behalf or Other Securities under the Securities Act, other than (A) in an IPO, (B) pursuant to a registration statement on Form F-4 or S-4 (as applicable) or any comparable or successor form or forms thereto (any such form, a “Form F-4”), or on Form S-8 or any comparable or successor form or forms thereto (any such form, a “Form S-8”), (C) pursuant to a registration relating solely to an offering and sale to employees, directors or consultants of the Company or its subsidiaries pursuant to any employee stock plan or other benefit plan arrangement, (D) pursuant to a registration relating to a Rule 145 transaction, (E) pursuant to a registration by which the Company is offering to exchange its own securities for other securities, (F) pursuant to a registration statement relating solely to dividend reinvestment or similar plans or (G) pursuant to a registration statement by which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its subsidiaries that are convertible or exchangeable for Company Securities and that are initially issued pursuant to an applicable exemption from the registration requirements of the Securities Act may resell such notes and sell the Company Securities into which such notes may be converted or exchanged, then in each case, the Company will:

(i)                           within five (5) Business Days of the Company’s determination to register Company Securities pursuant to this Section 3.2(a), give to the Eligible Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws and the number of securities intended to be disposed), provided that in no event shall such written notice be delivered later than fifteen (15) Business Days prior to the filing of the Form F-4 or Form S-8; and

(ii)                        use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Eligible Securities specified in a written request or requests by any Eligible Holder (provided that such Eligible Holder has indicated within ten (10) days after written notice from the Company described in clause (i) above is given that such Eligible Holder desires to sell Eligible Securities in the manner of distribution proposed by the Company) except as set forth in Section 3.2(b) below.

(b)                                 Underwriting.

(i)                           If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Eligible Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event, the right of each Eligible Holder to registration pursuant to this Section 3.2(b) shall be conditioned upon such Eligible Holder’s participation in such underwriting and the inclusion of such Eligible Holder’s Registrable Securities in the underwriting to the extent provided herein. The participating Eligible Holders shall (together with the Company and the other securityholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters participating in the underwriting. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation on the number of securities to be underwritten, the managing underwriter may limit the number of Eligible Securities proposed to be included in such registration and underwriting as follows:

(1)                                 first, the Other Securities shall be excluded from such registration to the extent so required by such limitation such that the number of securities to be included by such holders of Other Securities shall be determined on a pro rata basis based upon the aggregate number of Other Securities held by each such holder seeking registration; and

(2)                                 second, to the extent further limitation is required by the managing underwriter, the remaining Registrable Securities held by Major Shareholders shall be excluded from such registration to the extent so required by such limitation such that the number of Registrable Securities held by Major Shareholders to be included in the offering shall be determined on a pro rata basis based upon the aggregate number of Registrable Securities held by each Major Shareholder seeking registration; provided, that in no event shall the remaining Registrable Securities be limited to less than thirty-three percent (33%) of the securities included in such underwritten offering.

(ii)                        Any Eligible Holder or other securityholder may elect to withdraw from such underwriting at any time prior to the consummation of the offering by written notice to the Company and the underwriter. Any Eligible Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration; provided that, if the underwriter’s counsel reasonably determines that such withdrawal would materially delay the registration or require a recirculation of the prospectus, then the Eligible Holders shall have no right to withdraw. In the event that any Eligible Holder has requested inclusion of Eligible Securities in a Shelf Registration initiated by the Company, such Eligible Holder shall have the right, but not the obligation, to participate in any offering of the Company’s equity securities under such shelf registration.

(c)                                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Major Shareholder has elected to include securities in such registration.

Section 3.3                                    Holdback Agreement. The Eligible Holders shall not offer for sale (including by short sale), grant any option for the purchase of, or otherwise transfer (whether by actual disposition or effective economic disposition due to cash settlement, derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Securities or otherwise), any Company Securities (or interests therein) in the Company without the prior written consent of the Company for a period designated by the Company in writing to the Eligible Holders, which shall begin (i) in the case of a Takedown Demand, the earlier of the date of the underwriting agreement and the commencement of marketing efforts or (ii) for any other offering, seven (7) days before the effective date of the registration statement, and shall not last longer than ninety (90) days following such effective date, subject, in each case, to reasonable extension as determined by the Company to the extent necessary to avoid a blackout of research reports under applicable regulations of the Financial Industry Regulatory Authority (“FINRA”) (each such period, a “Holdback Period”); provided that no Holdback Period shall apply to any Major Shareholder who does not participate as a selling securityholder in such registered offering (disregarding the effect of any underwriter cutbacks imposed on such Major Shareholder in an Underwritten Offering). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to a registration on Form F-4 or Form S-8 or as part of any registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee share plan or other employee benefit plan arrangement. If requested by the managing underwriter of any such offering and subject to the approval of the Company, the Company and the Eligible Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Securities subject to the foregoing restriction until the end of the Holdback Period. Notwithstanding the foregoing, if the managing underwriters in connection with any such offering waive all or any portion of the Holdback Period with respect to any Eligible Holders, the Company, or the Requesting Equity Holders, as applicable, will use reasonable best efforts to cause such managing underwriters to apply the same waiver to all other Eligible Holders. The obligations of any person under this Section 3.3 are not in limitation of holdback or transfer restrictions that may otherwise apply by virtue of any other agreement or undertaking.

Section 3.4                                    Registration Procedures.  If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Eligible Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or prospectus (including a free writing prospectus), or any amendments or supplements thereto, furnish to the underwriters, if any, and the Major Shareholders participating in such offering, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters, such Major Shareholders and the Major Shareholders’ Counsel;

(b)                                 use its reasonable best efforts to cause a registration statement that registers such Eligible Securities to become and remain effective for a period of 120 days (subject to any extension provided for in Section 3.4(c)) or until all of such Eligible Securities have been disposed of (if earlier), including by preparing and filing with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to cause such registration statement to become effective; provided, however, that in the case of any Shelf Registration, the 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Eligible Securities are sold;

(c)                                  furnish, without charge, at least five (5) Business Days before filing a registration statement that registers such Eligible Securities, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus to the Major Shareholders’ Counsel and fairly consider such reasonable changes in any such documents prior to or after the filing thereof as such Major Shareholders’ Counsel may request;

(d)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be (i) reasonably requested by any Eligible Holder participating in such registration (to the extent such request relates to information relating to such Eligible Holder), (ii) necessary to keep such registration statement effective for at least a period of 120 days or until all of such Eligible Securities have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Eligible Securities; provided, however, that in the case of any Shelf Registration, such 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Eligible Securities are sold, (iii) requested by the Eligible Holders (or required in the case of a Shelf Registration unless the Company elects to suspend use of such Registration Statement pursuant to Section 3.1(b)), so that the prospectus used in connection with such registration shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or (iv) requested jointly by the managing underwriter or underwriters and the Requesting Equity Holders or the Initiating Equity Holders, as applicable, relating to the plan of distribution therein; and, with respect to a Shelf Registration, if during such period the Company ceases to be eligible to continue such Shelf Registration on the original registration statement (whether by virtue of ceasing to be eligible to use Form F-3, by virtue of expiration of such registration statement pursuant to Rule 415(a)(5), or otherwise), the Company shall register the applicable securities on a replacement registration statement, which shall be on Form F-3 if the Company is then eligible for such registration statement or, otherwise, on Form F-1, and shall continue such Shelf Registration, and amend and supplement such replacement registration statement from time to time, as required by this Agreement;

(e)                                  notify the Major Shareholders’ Counsel and each Major Shareholder in writing (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when any applicable prospectus or any amendment or supplement thereto has been filed, (ii) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (iii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Eligible Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and, upon occurrence of any of the events mentioned in clauses (iii) and (iv) use its reasonable best efforts to prevent the issuance of any stop order or obtain the withdrawal thereof as soon as possible;

(f)                                   use its reasonable best efforts to register or qualify such Eligible Securities under such other securities or blue sky laws of such jurisdictions as the Eligible Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Eligible Holders to consummate the disposition in such jurisdictions of the Eligible Securities owned by the Major Shareholders; provided, however, that the Company will not be required to qualify to do business, subject itself to taxation or consent to general service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g)                                  furnish to the Eligible Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case, including all exhibits), the prospectus, if any, contained in such registration statement or other prospectus, including a preliminary prospectus or any free writing prospectus, in conformity with the requirements of the Securities Act;

(h)                                 without limiting Section 3.4(f) above, use its reasonable best efforts to cause such Eligible Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Eligible Holders (to the extent the Eligible Holders then hold such Eligible Securities) to consummate the disposition of such Eligible Securities;

(i)                                     notify the Eligible Holders on a timely basis at any time when a prospectus relating to such Eligible Securities is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j)                                    provide and cause to be maintained a transfer agent and registrar (which may be the same entity) for such Eligible Securities and a CUSIP number for such Eligible Securities, in each case no later than the effective date of such registration statement;

(k)                                 use its reasonable best efforts to cause all such Eligible Securities registered pursuant to this Agreement to be listed on any national securities exchange or to be authorized for quotation on an automated quotation system on which any Company Securities are listed or quoted, or, if the Company Securities are not then listed or quoted, use its reasonable best efforts to list such Eligible Securities on a national securities exchange, or to authorize them for quotation on an automated quotation system;

(l)                                     use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the use of any preliminary or final prospectus;

(m)                             reasonably cooperate with each Eligible Holder and each underwriter, and their respective counsel in connection with any filings required to be made with FINRA, and any securities exchange on which such Eligible Securities are traded or will be traded;

(n)                                 take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(o)                                 in the case of an offering pursuant to a registration that is not an Underwritten Offering, cooperate with the sellers of Eligible Securities to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Securities to be sold, and cause such Eligible Securities to be issued in such denominations and registered in such names in accordance with the instructions of the sellers of Eligible Securities at least three (3) Business Days prior to any sale of Eligible Securities and instruct any transfer agent and registrar of Eligible Securities to release any stop transfer orders in respect thereof;

(p)                                 make such representations and warranties to the Eligible Holders participating in such offering and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary Underwritten Offerings;

(q)                                 obtain for delivery to the Eligible Holders participating in such offering and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Major Shareholders or underwriters, as the case may be, and their respective counsel; and

(r)                                    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Major Shareholder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Major Shareholders (including the Major Shareholders’ Counsel) or any such underwriter in connection with such registration statement (collectively, “Representatives”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person or its Representatives in connection with such registration statement (“collectively, “Confidential Information”) as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person or Representative gaining access to Confidential Information pursuant to this Section 3.4(r) shall agree to hold in strict confidence and shall not make any disclosure or use any Confidential Information, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided that such Person shall give prompt and timely written notice prior to such release, to the extent permitted by law, and shall reasonably cooperate with the Company should the Company, at the Company’s sole expense, desire to seek a protective order prior to disclosure), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge after inquiry, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company who is not known by such Person, after inquiry, to be prohibited or restricted from disclosing such information to such Person by contractual, legal or fiduciary obligation or (z) such information is independently developed by such Person without the use of or access to any Confidential Information, and each Person shall be responsible for any breach of the terms of this Section 3.4(r) by such Person or its Representatives, and shall take all appropriate steps to safeguard Confidential Information from disclosure, misuse, espionage, loss and theft.

Each Eligible Holder, upon receipt of any notice from the Company of any event of the kind described in Section 3.4(i) hereof, shall forthwith discontinue disposition of the Eligible Securities pursuant to the registration statement covering such Eligible Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.4(i) hereof (provided that, in the case of a Shelf Registration, if such suspension lasts for longer than ten (10) consecutive Business Days, it shall count as a suspension for purposes of the limits set forth in Section 3.1(a)(ii)(5)), and, if so directed by the Company, such Eligible Holder shall destroy all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Eligible Securities at the time of receipt of such notice.

If the disposition by any Eligible Holder of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Eligible Holder shall have received, in the case of Section 3.4(e)(iv), notice from the Company that such stop order or suspension of effectiveness is no longer in effect and, in the case of Section 3.4(i), copies of the supplemented or amended prospectus contemplated by Section 3.4(i).

Section 3.5                                    Offering Procedures.  If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to facilitate (x) an Underwritten Offering pursuant to a Demand Registration or (y) an Underwritten Takedown Offering (including a Marketed Underwritten Takedown Offering), the Company shall, as expeditiously as practicable:

(a)                                 use its reasonable best efforts to obtain, and to furnish to the Eligible Holders and each underwriter, “cold comfort” letters from its independent certified public accountants in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

(b)                                 cooperate with the sellers of Eligible Securities and the managing underwriter to facilitate the timely preparation and delivery of certificates, to the extent permitted by applicable law, not bearing any restrictive legends representing the Eligible Securities to be sold, and cause such Eligible Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Eligible Securities to the underwriters;

(c)                                  make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Eligible Securities in such Underwritten Offering;

(d)                                 if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(e)                                  execute an underwriting agreement in customary form and reasonably acceptable to the Company; and

(f)                                   subject to all the other provisions of this Agreement, use its reasonable best efforts to take all other steps necessary or advisable to effect the sale of such Eligible Securities contemplated hereby.

Section 3.6                                    Expenses.  All fees and expenses (other than underwriting discounts and commissions relating to the Eligible Securities, as provided in this Section 3.6) incurred by the Company in complying with Section 3.4 and Section 3.5, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Eligible Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including any expenses of printing certificates for the Eligible Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Eligible Securities on any securities exchange or quotation of the Eligible Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Eligible Securities, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all reasonable expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging of Company personnel or advisors to the Company (not including the underwriters and their advisors), and (xiii) any other fees and disbursements customarily paid by the issuers of securities (collectively, the “Registration Expenses”), shall be paid by the Company; provided, however, that all underwriting discounts and commissions applicable to the Eligible Securities shall be borne by the Eligible Holders selling such Eligible Securities, in proportion to the number of Eligible Securities sold in the offering by each such Eligible Holder.  In addition, in connection with each registration or offering made pursuant to this Agreement, the Company shall pay the fees and expenses of one (1) Major Shareholders’ Counsel, up to an aggregate maximum of $60,000 for each registration of Eligible Securities..

Section 3.7                                    Indemnification.

(a)                                 In connection with any registration of any Eligible Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Eligible Holder, their respective directors, managers, officers, fiduciaries, employees, shareholders, members or general or limited partners (and the directors, managers, officers, employees and shareholders thereof), each underwriter, broker or any other Person acting on behalf of each Eligible Holder and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, and expenses reasonably incurred (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, delayed or conditioned if such settlement is solely with respect to monetary damages) to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) and expenses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration (including any violation or alleged violation of state “blue sky” laws) or (v) any failure to register or qualify Eligible Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Eligible Holders (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Eligible Securities), and shall reimburse any such indemnified party for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), and that the Company shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement of a material fact or allegedly untrue statement of a material fact or omission of a material fact or alleged omission of a material fact made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement, free writing prospectus or document incident to registration or qualification of any Eligible Securities in reliance upon and in conformity with written information furnished to the Company by such indemnified party, any affiliate of such indemnified party or their counsel specifically for use in the preparation thereof.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Eligible Holder or any indemnified party and shall survive the transfer of such securities by such Eligible Holder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)                                 In connection with any registration of Eligible Securities under the Securities Act pursuant to this Agreement, each holder of Eligible Securities shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.7(a)) to the fullest extent permitted by law, the Company, each director or manager of the Company, each officer of the Company who shall sign such registration statement, their respective directors, officers, fiduciaries, employees, shareholders, members or general or limited partners (and the directors, officers, employees and shareholders thereof), and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any untrue statement of a material fact or omission of a material fact required to be stated therein in order to make the statements therein not misleading, from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto, any free writing prospectus utilized thereunder or any document incident to registration or qualification of any Eligible Securities, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the indemnity agreement contained in this Section 3.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Eligible Holder (which consent shall not be unreasonably withheld, delayed or conditioned), and that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Eligible Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Eligible Securities effected pursuant to such registration giving rise to such loss, claim, damage, liability, action or expense.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding that may involve a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will give written notice to the latter of the commencement of such action.  The failure of any indemnified party to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of this Section 3.7, except to the extent the indemnifying party is materially prejudiced thereby.  In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party; or (ii) counsel to an indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party; or (iii) representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then in any such case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice at its own expense) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 3.7.  If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim.

(d)                                 No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 3.7 is unavailable to or is insufficient to hold harmless an indemnified party with respect to any loss, claim, damage, liability, action or expense referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability, action or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the untrue or alleged untrue statements of a material fact or omissions or alleged omissions to state a material fact which resulted in such loss, claim, damage, liability, action or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in any communications in order to make the statements therein not misleading, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein.  No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything in this Section 3.7(e) to the contrary, no Eligible Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Eligible Holder from the sale of the Registrable Securities in the offering to which the losses, claims, damages, liabilities and expenses of the indemnified parties relate less the amount of any indemnification payment made by such Eligible Holder pursuant to Section 3.7(b).

Section 3.8                                    Underwritten Offerings. In the case of a registration pursuant to Section 3.1 or Section 3.2 hereof, if the Company is entering into a customary underwriting or similar agreement in connection therewith, all of the Eligible Securities to be included in such registration shall be subject to such underwriting agreement.  To the extent required, the Eligible Holders shall enter into an underwriting or similar agreement, which agreement may contain provisions covering one or more issues addressed herein, and, in the case of any conflict with the provisions hereof, the provisions contained in such underwriting or similar agreement addressing such issue or issues shall control.  In the case of an Underwritten Offering under Section 3.1 hereof, the price, underwriting discount and other financial terms for the Eligible Securities shall be determined by the Requesting Equity Holders or the Initiating Equity Holders, as applicable, in such Underwritten Offering.

Section 3.9                                    Information by Eligible Holders. Each Eligible Holder shall furnish to the Company such written information regarding such Eligible Holder and the distribution proposed by the Eligible Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 3.10                             Delay of Registration. No Eligible Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 3.11                             Exchange Act Compliance. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(a)                                 make and keep public information available (as those terms are understood and defined in Rule 144), at all times from and after ninety (90) days following the effective date of the registration statement with respect to the IPO;

(b)                                 use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)                                  so long as the Eligible Holders own any Registrable Securities, furnish to the Eligible Holders upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement with respect to the IPO), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent periodic report of the Company, and such other reports and documents so filed as an Eligible Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Eligible Holder to sell any such securities without registration.

Section 3.12                             Termination of Registration Rights.  With respect to each Eligible Holder, the registration rights set forth in this Agreement will terminate on the earlier of (i) such date, on or after the IPO Date, on which all Registrable Securities held or entitled to be held upon conversion by such Major Shareholder may immediately be sold under Rule 144 during any ninety (90) day period, and the Registrable Securities beneficially owned (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) by such Eligible Holder together with its affiliates represents less than one percent (1%) of the Company Securities, and (ii) on the seven (7) year anniversary of the IPO Date.

ARTICLE IV

GENERAL

Section 4.1                                    Assignment.  The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, any Balderton Party, Bpifrance Party, Galileo Party, Idinvest Party or SL Party, respectively, without the consent of any other party, may assign, in whole or in part, any of its rights hereunder to any Person who is (or who contemporaneously becomes) a Balderton Party, Bpifrance Party, Galileo Party, Idinvest Party or SL Party, respectively, in accordance with the terms of Section 2.3.  Any attempted assignment of rights or obligations in violation of this Section 4.1 shall be null and void.

Section 4.2                                    Term and Effectiveness.

(a)                                 This Agreement shall become effective on the day immediately preceding the date of the Form 8-A Effective Time.  This Agreement shall automatically terminate if the IPO Date is not on or before the 90th Business Day following the date of this Agreement.

(b)                                 This Agreement shall automatically terminate upon the earlier of (A) such time as the Major Shareholder Group ceases to own, in the aggregate, at least ten percent (10%) of the Company Securities and (B) the consummation of a Change in Control; provided, that the provisions of Article III of this Agreement shall terminate as to an Eligible Holder as set forth in Section 3.12; provided, further, that the provisions of Section 2.2 of this Agreement shall terminate as to a Nominating Party when such Nominating Party is no longer entitled to nominate a Director pursuant to Section 2.1.

(c)                                  Notwithstanding anything contained herein to the contrary, this Article IV shall survive any termination of any provisions of this Agreement.

(d)                                 The termination of any provision of this Agreement shall not relieve any party from any liability for the breach of its obligations under this Agreement prior to such termination.

Section 4.3                                    Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.4                                    Entire Agreement; Amendment. (a)  This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(b)                                 Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Major Shareholders holding a majority of the Registrable Securities (excluding any of such Company Securities that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Article III (other than Section 3.3), any of such Company Securities held by any Major Shareholder whose rights to request registration or inclusion in any registration pursuant to Article III have terminated in accordance with Section 3.12); provided, however, that in the event that any Major Shareholder transfers, directly or indirectly, any Company Securities to any Person that is not already a party to this Agreement, such transferee shall, by executing a Joinder Agreement in the form attached hereto as Annex A, become party to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other party hereto.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Major Shareholder and each future transferee of all such Company Securities of such Major Shareholder. Each Major Shareholder acknowledges that by the operation of this paragraph, the Major Shareholders that hold a majority of the Registrable Securities (excluding any of such Company Securities that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Article III (other than Section 3.3), any of such Company Securities held by any Major Shareholder whose rights to request registration or inclusion in any registration pursuant to Article III have terminated in accordance with Section 3.12) will have the right and power to diminish or eliminate all rights of such Major Shareholder under this Agreement.

(c)                                  No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(d)                                 No waiver of a right under this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver of a right under this Agreement in a specified instance or in specified circumstances shall not operate or be construed as a waiver of such right in other instances or circumstances.

(e)                                  Any nomination or consent right or other consent or action under this Agreement exercisable by the Balderton Parties under this Agreement, may be exercised on their behalf by Balderton Capital (UK) LLP; any nomination or consent right or other consent or action under this Agreement exercisable by the Bpifrance Parties under this Agreement, may be exercised on their behalf by Bpifrance Investissement; any nomination or consent right or other consent or action under this Agreement exercisable by the Galileo Parties under this Agreement, may be exercised on their behalf by Galileo Partners; any nomination or consent right or other consent or action under this Agreement exercisable by the Idinvest Parties under this Agreement, may be exercised on their behalf by Idinvest Partners; and any nomination or consent right or other consent or action under this Agreement exercisable by the SL Parties under this Agreement, may be exercised on their behalf by Silver Lake.

Section 4.5                                    Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.6                                    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law rules of such State that would result in the application of the laws of a jurisdiction other than the State of Delaware.

Section 4.7                                    Waiver of Jury Trial; Consent to Jurisdiction.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder.  Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 4.9 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 4.7.

Section 4.8                                    Specific Enforcement.  The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.9                                    Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response).  All such notices, requests and other communications shall be delivered in person or sent by facsimile, e-mail or internationally recognized overnight courier and shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.  All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

If to any of the Balderton Parties, addressed to it at:

c/o Balderton Capital IV, L2 S.à.r.l.

2-8, Avenue Charles de Gaulle

L-1653 Luxembourg

Attention: The Managers

with a copy (which shall not constitute notice) to:

Balderton Capital (UK) LLP

The Stables

28 Britannia Street

London WC1X 9JF

United Kingdom

Attention: Jerome Misso / Simon Williams

If to any of the Bpifrance Parties, addressed to it at:

c/o Bpifrance Investissement,

6/8 Bd Haussmann

75009 Paris, France

Attention : Thierry Sommelet

If to any of the Galileo Parties, addressed to it at:

c/o Galileo Partners

109, boulevard Haussmann

75008 Paris, France

Attention: François Duliège

If to any of the Idinvest Parties, addressed to it at:

c/o Idinvest Partners

117 avenue des Champs-Élysées

75008 Paris, France

Attention: Matthieu Baret

If to any of the SL Parties, addressed to it at:

c/o Toro Acquisition S.à.r.l.

63 rue de Rollingergrund

L-2440 Luxembourg

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

3330 Hillview Avenue

Palo Alto, California 94034

Attention: Adam D. Phillips, P.C.

If to the Company, to:

c/o Talend, Inc.

800 Bridge Parkway

Suite 200

Redwood City, California 94065

Attention: Aaron Ross, General Counsel

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Mark Baudler, Esq.

or to such other address or to such other Person as any party shall have last designated by such notice to the other parties.

Section 4.10                             Binding Effect; Third Party Beneficiaries.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Except as provided in those provisions hereunder applicable to Other Securities and holders of Other Securities (with respect to which any holder of Other Securities shall be a third party beneficiary if and to the extent such holder of Other Securities has agreed to be bound by such provisions), Section 3.7 and Section 4.13, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns.

Section 4.11                             Further Assurances.  The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

Section 4.12                             Table of Contents, Headings and Captions.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.13                             No Recourse.  This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, controlling person, fiduciary, agent, attorney or representative of any party hereto, or any past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, controlling person, fiduciary, agent, attorney or representative of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Shareholder Agreement to be executed by its duly authorized officers as of the day and year first above written.

By: TALEND, S.A.,
Represented by

/s/ Michael Tuchen
Michael Tuchen,
Duly authorized for the purpose hereof

[Signature Page to Shareholder Agreement]

By: BALDERTON CAPITAL IV, L2 S.à.r.l.

/s/ Simon Henin
Name: Simon Henin
Title: Manager,
Duly authorized for the purpose hereof

and

/s/ Christophe Ponticello
Name: Christophe Ponticello
Title: Manager,
Duly authorized for the purpose hereof

[Signature Page to Shareholder Agreement]

By: ETI 2020
represented by its manager (société de gestion)

/s/ Thierry Sommelet
Bpifrance Investissement
itself represented by Thierry Sommelet,
duly authorized for the purpose hereof

[Signature Page to Shareholder Agreement]

By: FCPR Galileo III,
represented by its manager (société de gestion)

/s/ François Duliège
Gailieo Partners,
itself represented by François Duliège,
duly authorized for the purpose hereof

[Signature Page to Shareholder Agreement]

By:
FCPI Allianz Innovation 6,
FCPI Allianz Innovation 7,
FCPI Indinvest Croissance 2005,
FCPI Poste Innovation 8,
FCPI Capital Croissance,
FCPI Ojbectif Innovation Patrimoline,
FCPI La Banque Postale Innovation 5,
FCPI Allianz Innovation 10,
FCPI Objectif Innovation 2,
Allianz Eco Innovation,
Objectif Innovation 3,
Allianz Eco Innovation 2,
Objectif Innovation 4, and
Idinvest Flexible 2016
Each represented by its manager (société de gestion)

/s/ Matthieu Baret
Idinvest Partners,
Itself represented by Matthieu Baret,
duly authorized for the purpose hereof

[Signature Page to Shareholder Agreement]

By: TORO ACQUISITION SàRL

By:	/s/ Wolfgang Zettel
Name: Dr. Wolfgang Zettel,
Duly authorized for the purpose hereof

[Signature Page to Shareholder Agreement]

Annex A

FORM OF

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Shareholder Agreement, dated as of June 24, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Shareholder Agreement”) by and among Talend S.A., a société anonyme organized under the laws of France, (ii) Balderton Capital IV, L2 S.à.r.l., a private limited company incorporated under the laws of the Grand Duchy of Luxembourg, (iii) ETI 2020, a French Fonds Professionnel de Capital Investissement organized under the laws of France, represented by its managing company (société de gestion), Bpifrance Investissement, (iv) FCPR Galileo III, a French Fonds Commun de Placement à Risques organized under the laws of France, represented by its managing company (société de gestion), Galileo Partners, (v) FCPI Allianz Innovation 6, FCPI Allianz Innovation 7, FCPI Idinvest Croissance 2005, FCPI Poste Innovation 8, FCPI Capital Croissance, FCPI Objectif Innovation Patrimoine, FCPI La Banque Postale Innovation 5, FCPI Allianz Innovation 10, FCPI Objectif Innovation 2, FCPI Allianz Eco Innovation, FCPI Objectif Innovation 3, FCPI Allianz Eco Innovation 2, FCPI Objectif Innovation 4 and FCPI Idinvest Flexible 2016, each, a French Fonds Commun de Placement dans l’Innovation organized under the laws of France, represented by their managing company (société de gestion), Idinvest Partners, and (iv) Toro Acquisition S.à.r.l., a private limited liability company organized under the laws of the Grand Duchy of Luxembourg, and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Shareholder Agreement.

By executing and delivering this Joinder Agreement to the Shareholder Agreement, the undersigned hereby adopts and approves the Shareholder Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the beneficial owner and/or transferee of Company Securities (or securities then convertible into, or exercisable or exchangeable for, Company Securities), to become a party as a Major Shareholder and as a Balderton Party (if the transferring Major Shareholder is a Balderton Party), a Bpifrance Party (if the transferring Major Shareholder is a Bpifrance Party), a Galileo Party (if the transferring Major Shareholder is a Galileo Party), an Idinvest Party (if the transferring Major Shareholder is an Idinvest Party), or an SL Party (if the transferring Major Shareholder is an SL Party), to, and to be bound by and comply with the provisions of, the Shareholder Agreement applicable to the Major Shareholders and the Balderton Parties, Bpifrance Parties, Galileo Parties, Idinvest Parties or SL Parties, as applicable, in the same manner as if the undersigned were an original signatory to the Shareholder Agreement.

The undersigned acknowledges and agrees that Article IV of the Shareholder Agreement is incorporated herein by reference, mutatis mutandis.

A-1

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of                    , 20      .

(Signature of Transferee)

(Print Name of Transferee)

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

as of the day of , 20	.

TALEND S.A.

By:
Name
Title

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